Exhibit 99.1

Ebix Announces FIRST Quarter 2015 Results

•	Q1 Revenues of $63.8 million, up 24% year-over-year

•	Q1 Diluted EPS of $0.51, up 28% year-over-year

ATLANTA, GA - May 8, 2015 - Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, today reported results for the fiscal first quarter ended March 31, 2015.

Ebix delivered the following results for the first quarter of 2015:

Revenue: Total first quarter 2015 revenue was $63.8 million, an increase of 24% on a year-over-year basis as compared to first quarter 2014 revenue of $51.4 million, and an increase of $3.1 million over fourth quarter 2014 revenues of $60.6 million.

On a constant currency basis, Ebix Q1 2015 revenue increased 28% year over year to $65.7 million as compared to $51.4 million in Q1 of 2014. Also on a constant currency basis, sequentially the revenue increased 7% to $64.9 million as compared to $60.6 million in Q4 2014.

Earnings per Share: First quarter 2015 diluted earnings per share increased 28% year-over-year to $0.51, as compared to $0.40 in the first quarter of 2014. For purposes of the first quarter 2015 earnings per share calculation, there was an average of 36.0 million diluted shares outstanding during the quarter compared to 38.6 million during the same period in 2014.

Operating Cash: Cash used by operations for the fiscal first quarter was $7.3 million, as compared to cash provided by operations of $10.8 million in first quarter of 2014. First quarter 2015 was negatively impacted by the one-time cash payment of $20.5 million (including interest of $1.6 million) stemming from the resolution of the previously disclosed Internal Revenue Service's audit of Ebix’s income tax returns for the taxable years 2008 through 2012. Operating cash for the quarter before payments of the IRS settlement and legal fees in connection with the securities litigation settlement amounts would have been $13.9 million in the first quarter of 2015 as compared to $10.8 million in the first quarter of 2014.

Operating Margins: Ebix’s Exchange business continued to have strong margins of 35% while the recently started Ebix Consulting Group had margins of 16%, cumulatively resulting in 32% operating margins in first quarter of 2015. The Company recently took many steps to improve operational efficiency including increasing the use of offshore resources in many areas of the business and thus expects the operating margins to improve.

Net Income: First quarter 2015 net income was $18.3 million, a 19% increase on a year-over-year basis, as compared to first quarter 2014 net income of $15.4 million.

Channel Revenues: The Exchange channel continued to be the largest channel for Ebix accounting for 73% of the Company’s first quarter 2015 revenues.

Exhibit 99.1

(dollar amount in thousands)	Three Months Ended March 31,
Channel	2015	2014
Exchanges	$ 46,678	$ 42,105
Broker Systems	3,736	4,486
Risk Compliance Solutions (“RCS”)	12,175	3,425
Carrier Systems	1,164	1,388
Total Revenue	$ 63,753	$ 51,404

The year-over-year revenues increased as a result of revenue growth from Life, Annuity, Underwriting, CRM and Health Ecommerce services in addition to revenue growth generated from the Company's 2014 acquisitions of HealthCare Magic, Vertex, and Oakstone, partially offset by the drop in revenue from international locations as a result of the strengthening U.S. dollar and a decrease in revenues from the company’s pharmaceutical and P&C Carrier backend operations. The adverse impact from the considerable strengthening of the US dollar as compared to the Australian dollar and the Brazilian Real, reduced reported revenues in the aggregate by $1.9 million.

Second Quarter 2015 Diluted Share Count: As of May 8, 2015, the Company expects the diluted share count for the second quarter of 2015 to be approximately 35.2 million shares. The Company re-purchased 994,869 shares of the Company’s common stock in Q1 of 2015 while the Company has re-purchased an additional 289,365 shares of the Company stock since April 1, 2015.

Ebix Chairman, President and CEO Robin Raina said, “As we anticipated, we are reporting a strong first quarter of 2015. We are in the midst of multiple initiatives that have the potential to substantially increase our diluted EPS and operating margins. We believe that we can significantly grow both our top line and bottom lines as we execute and deliver on some of our recent large contract wins.”

Robin added, “Ebix thrives on its consistency of revenues and a sticky client base. Like other multinational companies, we were exposed to substantial currency exchange rate fluctuations in Q1 2015, which on an annualized basis would mean a drop of $7.6 million in revenues. In spite of that, in the first quarter of 2015, we continued our earnings growth momentum while maintaining the consistency of our operating margins.”

“We intend to continue to be opportunistic in selecting accretive acquisitions in relevant geographies in line with our strategic plan, and we believe we can continue to secure large deals. We are currently bidding on multiple sizeable deals that we believe could favorably contribute substantially to our results in the future,” Robin added. “In addition, we believe that our operating margin profile can improve even further as we deploy our recent international Exchange wins.”

Robert Kerris, Ebix’s Executive Vice President and CFO said, “We are focused on improving our operational efficiency including expanding our use of offshore resources, which we believe will result in an improvement to our operating margins, from our first quarter level of 32%. We have full access to $104.5 million of available capacity from the recently expanded line of credit with Regions Bank for further accretive acquisitions, funding the integration of our recent acquisitions and fueling organic growth. Though as previously disclosed we incurred a one-time payment of $20.5 million for the resolution of the IRS audit, Ebix still has access to $132 million of cash from its own cash reserves combined with the available capacity from our bank credit lines. Furthermore, we returned $25.1 million to shareholders during the first quarter in the form of $22 million of share buybacks and $3 million through our quarterly dividend of $0.075 per share.”

About Ebix, Inc.

A leading international supplier of On-Demand software and E-commerce services to the insurance, financial and healthcare industries, Ebix, Inc., (NASDAQ: EBIX) provides end-to-end solutions ranging from

Exhibit 99.1

infrastructure exchanges, carrier systems, agency systems and risk compliance solutions to custom software development for all entities involved in the insurance industry.

With 40+ offices across Brazil, Singapore, Australia, the US, UK, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS
As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Exhibit 99.1

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:
Jacqueline Marcus, Edelman - 212-277-3787 or Jacqueline.Marcus@edelman.com
Aaron Tikkoo, Ebix- 678 -281-2027 or atikkoo@ebix.com

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Operating revenue	$63,753	$51,404

Operating expenses:
Cost of services provided	19,485	9,612
Product development	7,047	6,693
Sales and marketing	3,379	3,301
General and administrative, net	10,746	9,841
Amortization and depreciation	2,597	2,552
Total operating expenses	43,254	31,999

Operating income	20,499	19,405
Interest income	61	135
Interest expense	-719	-247
Non-operating (loss)/income - put options	0	454
Foreign currency exchange gain (loss)	892	-119
Income before income taxes	20,733	19,628
Income tax expense	-2,397	-4,211
Net income	$18,336	$15,417

Basic earnings per common share	$0.51	$0.40

Diluted earnings per common share	$0.51	$0.40

Basic weighted average shares outstanding	35,708	38,318

Diluted weighted average shares outstanding	35,954	38,600

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(In thousands, except share amounts)	March 31, 2015	December 31, 2014
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$27,197	$52,300
Short-term investments	265	281
Trade accounts receivable, less allowances of $1,529 and $1,619, respectively	44,869	41,100
Deferred tax asset, net	2,021	2,113
Other current assets	8,643	8,067
Total current assets	82,995	103,861

Property and equipment, net	28,121	24,661
Goodwill	399,408	402,220
Intangibles, net	46,875	49,371
Indefinite-lived intangibles	30,887	30,887
Deferred tax asset, net	19,203	18,758
Other assets	5,739	4,553
Total assets	$613,228	$634,311

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$18,471	$40,121
Accrued payroll and related benefits	4,554	5,280
Current portion of long term debt and capital lease obligations, net of discount of $0 and $7, respectively	631	936
Current deferred rent	282	268
Contingent liability for accrued earn-out acquisition consideration	887	887
Deferred revenue	22,858	22,192
Other current liabilities	102	102
Total current liabilities	47,785	69,786

Revolving line of credit	135,465	120,465
Long term debt and capital lease obligations, less current portion, net of discount of $7	593	593
Other liabilities	2,449	2,179
Contingent liability for accrued earn-out acquisition consideration	4,443	4,480
Deferred revenue	1,837	2,496
Long term deferred rent	1,962	2,091
Total liabilities	194,534	202,090

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at March 31, 2015 and December 31, 2014	0	0
Common stock, $0.10 par value, 60,000,000 shares authorized, 35,271,413 issued and outstanding, respectively, at March 31, 2015 and 36,232,074 issued and 36,191,565 outstanding at December 31, 2014	3,527	3,619
Additional paid-in capital	113,383	137,101
Treasury stock (no shares as of March 31, 2015 and 40,509 shares as of December 31, 2014)	0	-76
Retained earnings	325,333	309,726
Accumulated other comprehensive loss	-23,549	-18,149
Total stockholders’ equity	418,694	432,221
Total liabilities and stockholders’ equity	$613,228	$634,311

Exhibit 99.1

Ebix, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net income	$18,336	$15,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,597	2,552
Provision (benefit) for deferred taxes	-161	-441
Share based compensation	458	395
Provision for doubtful accounts	9	353
Debt discount amortization on promissory note payable	7	10
Unrealized foreign exchange (gain)	-672	216
(Gain) loss on put option	0	-454
Reduction of acquisition earnout accruals	0	-1,762
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	-4,689	-4,716
Other assets	-1,250	576
Accounts payable and accrued expenses	-21,215	-65
Accrued payroll and related benefits	-564	1,029
Deferred revenue	308	-2
Deferred rent	-68	-163
Reserve for potential uncertain income tax return positions	87	2,133
Liability - securities litigation settlement payment	-690	-4,218
Other liabilities	165	-56
Net cash provided/(used) by operating activities	-7,342	10,804

Cash flows from investing activities:
Acquisition of Media Health, net of cash acquired	-1,000	0
Acquisition of CurePet, Inc., net of cash acquired	0	3
Purchases of marketable securities	0	-10
Capital expenditures	-5,778	-413
Net cash used in investing activities	-6,778	-420

Cash flows from financing activities:
Proceeds from / (Repayments) on revolving line of credit, net	15,000	0
Principal payments of term loan obligation	0	-2,406
Repurchases of common stock	-22,282	-2,234
Excess tax benefit from share-based compensation	31	-3,200
Proceeds from the exercise of stock options	1,117	788
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	-1,117	-25
Dividend payments	-2,729	-2,896
Principal payments of debt obligations	-12	-9
Payments of capital lease obligations	0	-56
Net cash used in financing activities	-9,992	-10,038
Effect of foreign exchange rates on cash	-991	708
Net change in cash and cash equivalents	-25,103	1,054
Cash and cash equivalents at the beginning of the period	52,300	56,674
Cash and cash equivalents at the end of the period	$27,197	$57,728
Supplemental disclosures of cash flow information:
Interest paid	$2,335	$208
Income taxes paid	$20,163	$3,087